UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TSAKOS ENERGY NAVIGATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

367 Syngrou Avenue,

175 64 P. Failiro

Athens

Greece

(Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-184042.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $1.00	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Tsakos Energy Navigation Limited (the “Registrant”) is filing this Amendment to its Registration Statement on Form 8-A for its 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred Shares”) to reflect amendments to Sections 4 and 6 (the “Amendments”) of the Certificate of Designation for the Series B Preferred Shares. The Amendments provide that Series B Preferred Shares purchased, redeemed or otherwise acquired by the Registrant shall be retired, cancelled and available for designation by the Registrant’s Board of Directors if the Board of Directors so directs.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Series B Preferred Shares is set forth under the caption “Description of Series B Preferred Shares” in the prospectus filed by the Registrant on May 6, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-184042), filed with the Securities and Exchange Commission on September 21, 2012. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1	Memorandum of Association of Tsakos Energy Navigation Limited (incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-82326)).

3.2	Bye-laws of Tsakos Energy Navigation Limited (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Report on Form 6-K (File No. 001-31236), filed with the SEC on September 9, 2015).

3.3	Certificate of Designation of the 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares.*

3.3.1	Amendment No. 1 to Certificate of Designation of the 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares.

4.1	Specimen Copy of 8.00% Series B Cumulative Redeemable Perpetual Preferred Share Certificate.*

*	Previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2015

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ Nikolas P. Tsakos
Name: Nikolas P. Tsakos
Title: Chief Executive Officer

3